    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1996

                                                     REGISTRATION NO. 333-10029

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             CII TECHNOLOGIES INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     3625                    56-1828272
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

                               ----------------
                            1396 CHARLOTTE HIGHWAY
                        FAIRVIEW, NORTH CAROLINA 28730
                                (704) 628-1711
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               RAMZI A. DABBAGH
                            CHIEF EXECUTIVE OFFICER
                             CII TECHNOLOGIES INC.
                            1396 CHARLOTTE HIGHWAY
                        FAIRVIEW, NORTH CAROLINA 28730
                                (704) 628-1711
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                   COPY TO:
                             WILSON S. NEELY, ESQ.
                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 455-2000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the transactions described in the enclosed Proxy Statement and Prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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- -------------------------------------------------------------------------------

                                                                      SCHEDULE I

                     CII TECHNOLOGIES INC. AND SUBSIDIARIES

                     INDEX TO FINANCIAL STATEMENT SCHEDULES


                                                                         PAGE(S)
                                                                         -------
   I. CONDENSED FINANCIAL INFORMATION OF REGISTRANT.....................  II-7
     Notes to Condensed Financial Information of Registrant.............  II-10

  Schedules not filed herewith are omitted because of the absence of conditions under which they are required or because the information called for is shown in the Consolidated Financial Statements or Notes thereto.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FAIRVIEW, STATE OF NORTH CAROLINA, ON AUGUST 12, 1996.

                                          CII Technologies Inc.

                                                  /s/ Ramzi A. Dabbagh
                                          By __________________________________
                                                    RAMZI A. DABBAGH
                                           CHAIRMAN OF THE BOARD OF DIRECTORS
                                               AND CHIEF EXECUTIVE OFFICER

  We, the undersigned officers and directors of CII Technologies Inc. and each of us, do hereby constitute and appoint each and any of Ramzi A. Dabbagh, G. Dan Taylor and David Henning, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto as well as any additional registration statement filed pursuant to Rule 462(b) of the Securities Act; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 12, 1996.

              SIGNATURE                                TITLE

        /s/ Ramzi A. Dabbagh              Chairman of the Board of Directors,
- -------------------------------------      and Chief Executive Officer and
          RAMZI A. DABBAGH                 Director (principal executive
                                           officer)

        /s/ G. Daniel Taylor              Executive Vice President of Business
- -------------------------------------      Development and Director
          G. DANIEL TAYLOR

          /s/ David Henning               Chief Financial Officer (principal
- -------------------------------------      financial and accounting officer)
            DAVID HENNING

      /s/ Michael A. Steinback            President of Communications
- -------------------------------------      Instruments Inc. and Director
        MICHAEL A. STEINBACK

        /s/ Douglas Campbell              President of Kilovac Division and
- -------------------------------------      Director
          DOUGLAS CAMPBELL

              SIGNATURE                                TITLE

      /s/ Michael S. Bruno, Jr.           Director
- -------------------------------------
        MICHAEL S. BRUNO, JR.

          /s/ Daniel A. Dye               Director
- -------------------------------------
            DANIEL A. DYE

        /s/ John P. Flanagan              Director
- -------------------------------------
          JOHN P. FLANAGAN

        /s/ Donald E. Dangott             Director
- -------------------------------------
          DONALD E. DANGOTT

                     CII TECHNOLOGIES INC. AND SUBSIDIARIES

         CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1994    1995
                                                                ------  -------
                                     ASSETS
                                     ------
CURRENT ASSETS:
  Income tax receivable........................................ $   60  $    59
  Current deferred tax asset...................................    249      455
                                                                ------  -------
    Total current assets.......................................    309      514
INVESTMENT IN SUBSIDIARY.......................................  7,862   10,538
                                                                ------  -------
    Total...................................................... $8,171  $11,052
                                                                ======  =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
  Payable due to subsidiary.................................... $  256  $   304
  Accrued interest.............................................    615    1,141
                                                                ------  -------
    Total current liabilities..................................    871    1,445
LONG-TERM DEBT.................................................  5,750    7,450
CUMULATIVE REDEEMABLE PREFERRED STOCK..........................  2,287    4,497
COMMON STOCK SUBJECT TO PUT OPTIONS............................    100      165
STOCKHOLDERS' EQUITY:
  Common stock.................................................      9        9
  Additional paid-in capital...................................     38      758
  Accumulated deficit..........................................   (873)  (3,236)
  Currency translation loss....................................    (11)     (36)
                                                                ------  -------
    Total...................................................... $8,171  $11,052
                                                                ======  =======


                  See notes to condensed financial statements.

                     CII TECHNOLOGIES INC. AND SUBSIDIARIES

         CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                            YEAR ENDED
                                      MAY 11, 1993   -------------------------
                                     TO DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                          1993           1994         1995
                                     --------------- ------------ ------------
INTEREST EXPENSE....................      $ 358         $ 554       $   689
OTHER EXPENSE.......................        --            --              8
                                          -----         -----       -------
LOSS BEFORE EQUITY IN INCOME (LOSS)
 OF SUBSIDIARY AND INCOME TAXES.....       (358)         (554)         (697)
INCOME TAX EXPENSE (BENEFIT)........        142           208           264
                                          -----         -----       -------
LOSS BEFORE EQUITY IN INCOME (LOSS)
 OF SUBSIDIARY......................       (216)         (346)         (433)
EQUITY IN INCOME (LOSS) OF
 SUBSIDIARY.........................       (642)          618        (1,720)
                                          -----         -----       -------
NET INCOME (LOSS)...................      $(858)        $ 272       $(2,153)
                                          =====         =====       =======




                  See notes to condensed financial statements.

                     CII TECHNOLOGIES INC. AND SUBSIDIARIES

         CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                             YEAR ENDED
                                       MAY 11, 1993   -------------------------
                                      TO DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                           1993           1994         1995
                                      --------------- ------------ ------------
NET CASH USED IN OPERATING
 ACTIVITIES..........................     $  (121)       $ (160)     $  (114)
NET CASH USED IN INVESTING
 ACTIVITIES--
  Acquisition of Common Stock of
   Communications Instruments, Inc...      (7,904)          --        (3,700)
NET CASH PROVIDED BY FINANCING
 ACTIVITIES:
  Proceeds from issuance of debt.....       5,750           --         1,700
  Proceeds from issuance of preferred
   stock.............................       2,000           --         2,000
  Proceeds from issuance of common
   stock.............................         144           --            56
  Borrowings from subsidiary.........         121           135           48
  Receipt on stock subscription
   note..............................          10            25           10
                                          -------        ------      -------
NET INCREASE (DECREASE) IN CASH......         --            --           --
CASH, BEGINNING OF PERIOD............         --            --           --
                                          -------        ------      -------
CASH, END OF PERIOD..................     $   --         $  --       $   --
                                          =======        ======      =======




                  See notes to condensed financial statements.

                    CII TECHNOLOGIES INC. AND SUBSIDIARIES

        CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

            NOTES TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT

1. BASIS OF PRESENTATION

  The Condensed Financial Information of Registrant reflects the financial statements of CII Technologies Inc. with its wholly-owned subsidiaries, Communications Instruments, Inc. Kilovac Corporation, Kilovac International FSC Limited and Electro-Mech, S.A. DE C.V., presented on the equity method of accounting in order to comply with the requirements of Schedule I of the Form S-1 to be filed with the Securities and Exchange Commission.

2. LONG-TERM DEBT

  See Note 5 of the Notes to Consolidated Financial Statements.

3. CUMULATIVE REDEEMABLE PREFERRED STOCK AND COMMON STOCK SUBJECT TO PUT
   OPTIONS

  See Note 11 of the Notes to Consolidated Financial Statements.

4. COMMITMENTS AND CONTINGENCIES

  See Note 8 of the Notes to Consolidated Financial Statements.

5. CASH DIVIDENDS PAID TO REGISTRANT

  For the fiscal years ending December 31, 1993, 1994 and 1995, CII Technologies Inc. did not receive any dividends.